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                                                                      EXHIBIT 11

                         NORSTAN, INC. AND SUBSIDIARIES

              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                    (In thousands, except per share amounts)




                                                          THREE MONTHS ENDED
                                                        ----------------------
                                                        AUGUST 3,     JULY 29,
                                                          1996          1995
                                                        ---------     --------
Primary earnings per share -

     Weighted average number of
       common shares outstanding                          8,816          8,436

Effect of:
     1986 Long-Term Incentive Plan                          381            412
     Restated Non-Employee Directors'
       Stock Plan                                           114             94
     Employee Stock Purchase Plan                            12              6
                                                         ------         ------
Shares outstanding used to compute
  primary earnings per share                              9,323          8,948
                                                         ------         ------
                                                         ------         ------
Net income                                               $1,692         $1,433
                                                         ------         ------
                                                         ------         ------

Primary earnings per share                               $  .18         $  .16
                                                         ------         ------
                                                         ------         ------
Fully diluted earnings per share -

     Weighted average number of shares
       used for primary earnings per share                9,323          8,948

Effect of:
     1986 Long-Term Incentive Plan                          --              18
     Restated Non-Employee Directors'
       Stock Plan                                           --               2
     Employee Stock Purchase Plan                           --               2
                                                         ------         ------
Shares outstanding used to compute
  fully diluted earnings per share                        9,323          8,970
                                                         ------         ------
                                                         ------         ------
Net income                                               $1,692         $1,433
                                                         ------         ------
                                                         ------         ------
Fully diluted earnings per share                         $  .18         $  .16
                                                         ------         ------
                                                         ------         ------